This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw you indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or (3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

UBS Investment Bank Fixed Bid Stratification GROUP1

Pool Summary			COUNT	UPB	%

Conforming			133	$23,859,204.52	5.79%
Non-Conforming			756	388,435,783.49	94.21

Total:			889	$412,294,988.01	100.00%

Adjusted Balance: $412,294,988.01
Data as of Date:		2006-05-01
AVG UPB:	$463,773.89
GROSS WAC:		6.2787%
NET WAC: 6.029%
% IO's: 27.48%
% SF/PUD: 93.70%
% FULL/ALT/DULP: 74.27%
% CASHOUT: 40.88%
% PURCHASE:		36.82%
% BUYDOWN:		0.00%
% INVESTOR:		0.50%
% LTV > 80 NO MI: 0.00%
WA LTV:	69.40%
WA CLTV:	72.12%
% FICO > 679:		88.00%
% NO FICO: 0.00%
WA FICO:	737
% FIRST LIEN:		100.00%
% PREPAY PENALTY: 0.24%
CALIFORNIA %: 45.65%
Latest Maturity Date: 20361001

Product Type			COUNT	UPB	%

20 Yr Fxd			4	$1,417,508.96	0.34%
30 Yr Fxd			885	410,877,479.06	99.66

Total:			889	$412,294,988.01	100.00%

Original Balance	COUNT	ORIGBAL	%

$50,000.01 - $100,000.00	1	$100,000.00	0.02%
$100,000.01 - $150,000.00	26	3,277,480.00	0.67
$150,000.01 - $200,000.00	30	5,304,723.00	1.09
$200,000.01 - $250,000.00	15	3,506,098.00	0.72
$250,000.01 - $300,000.00	20	5,421,785.00	1.11
$300,000.01 - $350,000.00	12	3,975,450.00	0.82
$350,000.01 - $400,000.00	19	7,213,848.45	1.48
$400,000.01 - $450,000.00	76	33,121,160.00	6.79
$450,000.01 - $500,000.00	193	92,956,129.00	19.06
$500,000.01 - $550,000.00	123	64,710,774.20	13.27
$550,000.01 - $600,000.00	115	66,856,288.00	13.71
$600,000.01 - $650,000.00	103	65,088,021.00	13.35
$650,000.01 - $700,000.00	32	21,678,810.00	4.45
$700,000.01 - $750,000.00	24	17,410,520.00	3.57
$750,000.01 - $800,000.00	29	22,819,710.00	4.68
$800,000.01 - $850,000.00	13	10,806,200.00	2.22
$850,000.01 - $900,000.00	11	9,659,050.00	1.98
$900,000.01 - $950,000.00	5	4,658,750.00	0.96
$950,000.01 - $1,000,000.00	28	27,732,450.00	5.69
$1,000,000.01 >=	14	21,361,000.00	4.38

Total:	889	$487,658,246.65	100.00%

Minimum: $100,000.00
Maximum: $2,000,000.00
Average: $548,546.96

UBS Investment Bank Fixed Bid Stratification GROUP1

Unpaid Balance	COUNT	UPB	%

$0.01 - $50,000.00	6	$872,542.00	0.18%
$50,000.01 - $100,000.00	30	5,453,416.00	1.12
$100,000.01 - $150,000.00	36	8,066,273.00	1.66
$150,000.01 - $200,000.00	24	7,902,888.00	1.62
$200,000.01 - $250,000.00	35	14,868,087.55	3.05
$250,000.01 - $300,000.00	41	18,904,992.66	3.88
$300,000.01 - $350,000.00	54	25,825,089.44	5.30
$350,000.01 - $400,000.00	77	39,253,602.66	8.06
$400,000.01 - $450,000.00	104	53,214,531.54	10.92
$450,000.01 - $500,000.00	147	79,242,789.37	16.26
$500,000.01 - $550,000.00	95	53,704,045.15	11.02
$550,000.01 - $600,000.00	78	47,904,391.20	9.83
$600,000.01 - $650,000.00	57	37,197,632.83	7.63
$650,000.01 - $700,000.00	17	12,696,823.55	2.61
$700,000.01 - $750,000.00	26	21,438,364.29	4.40
$750,000.01 - $800,000.00	21	16,713,208.11	3.43
$800,000.01 - $850,000.00	8	7,060,595.02	1.45
$850,000.01 - $900,000.00	12	11,336,797.60	2.33
$900,000.01 - $950,000.00	1	910,000.00	0.19
$950,000.01 - $1,000,000.00	12	12,028,214.90	2.47
$1,000,000.01 >=	8	12,717,208.10	2.61

Total:	889	$487,311,492.97	100.00%

Minimum: $100,000.00
Maximum: $2,000,000.00
Average: $548,156.91

Gross Rate	COUNT	UPB	%

5.001% - 5.250%	2	$1,300,000.00	0.32%
5.251% - 5.500%	4	2,634,973.85	0.64
5.501% - 5.750%	19	13,392,132.37	3.25
5.751% - 6.000%	104	58,537,495.28	14.20
6.001% - 6.250%	243	139,546,689.26	33.85
6.251% - 6.500%	359	158,328,596.53	38.40
6.501% - 6.750%	111	31,115,240.63	7.55
6.751% - 7.000%	45	7,316,797.60	1.77
7.001% - 7.250%	2	123,062.50	0.03

Total:	889	$412,294,988.01	100.00%

Minimum: 5.250%
Maximum: 7.125%
Weighted Average: 6.279%

Net Rate		COUNT	UPB	%

4.751% - 5.000%		2	$1,300,000.00	0.32%
5.001% - 5.250%		4	2,634,973.85	0.64
5.251% - 5.500%		19	13,392,132.37	3.25
5.501% - 5.750%		104	58,537,495.28	14.20
5.751% - 6.000%		243	139,546,689.26	33.85
6.001% - 6.250%		359	158,328,596.53	38.40
6.251% - 6.500%		111	31,115,240.63	7.55
6.501% - 6.750%		45	7,316,797.60	1.77
6.751% - 7.000%		2	123,062.50	0.03

Total:		889	$412,294,988.01	100.00%

Minimum: 5.000%
Maximum: 6.875%
Weighted Average:	6.029%

Original Term to Maturity		COUNT	UPB	%

181 - 240		4	$1,417,508.96	0.34%
301 - 359		14	6,061,331.88	1.47
360 - 360		871	404,816,147.18	98.19

Total:		889	$412,294,988.01	100.00%

Minimum: 240
Maximum: 360
Weighted Average:	359

Remaining Term to Stated Maturity		COUNT	UPB	%

181 - 240		4	$1,417,508.96	0.34%
301 - 359		714	344,227,510.85	83.49
360 - 360		171	66,649,968.20	16.17

Total:		889	$412,294,988.01	100.00%

Minimum: 235
Maximum: 360
Weighted Average:	358

UBS Investment Bank Fixed Bid Stratification GROUP1

Seasoning			COUNT	UPB	%

<= 0			172	$66,742,780.70	16.19%
1 - 1			464	214,421,603.94	52.01
2 - 2			167	87,344,436.83	21.18
3 - 3			26	11,134,063.29	2.70
4 - 4			23	10,282,696.87	2.49
5 - 5			15	7,315,691.14	1.77
6 - 6			9	7,213,240.24	1.75
7 - 12			13	7,840,475.00	1.90

Total:			889	$412,294,988.01	100.00%

Minimum:	0
Maximum:	10
Weighted Average:		1

FICO Scores			COUNT	UPB	%

620 - 629			7	$2,399,790.97	0.58%
630 - 639			9	4,687,999.79	1.14
640 - 649			9	3,409,322.78	0.83
650 - 659			13	5,741,398.25	1.39
660 - 669			39	16,327,444.97	3.96
670 - 679			41	16,929,094.30	4.11
680 - 689			49	20,495,663.86	4.97
690 - 699			64	27,191,191.17	6.60
700 - 709			53	22,318,238.86	5.41
710 - 719			70	30,836,351.54	7.48
720 - 729			70	32,538,360.92	7.89
730 - 739			53	25,219,319.37	6.12
740 - 749			52	23,260,824.38	5.64
750 - 759			70	32,775,865.20	7.95
760 - 769			46	22,628,410.33	5.49
770 - 779			64	34,442,442.63	8.35
780 - 789			64	33,637,763.07	8.16
790 - 799			55	29,190,688.04	7.08
800 - 809			41	19,490,543.42	4.73
810 - 819			20	8,774,274.18	2.13

Total:			889	$412,294,988.01	100.00%

Minimum:	620
Maximum:	819
Weighted Average:		737

Loan To Value Ratio		COUNT	UPB	%

15.001% - 20.000%		1	$500,000.00	0.12%
20.001% - 25.000%		3	1,796,289.42	0.44
25.001% - 30.000%		5	1,945,976.43	0.47
30.001% - 35.000%		4	1,913,605.39	0.46
35.001% - 40.000%		12	6,697,328.02	1.62
40.001% - 45.000%		14	8,937,576.84	2.17
45.001% - 50.000%		23	11,894,325.54	2.88
50.001% - 55.000%		30	18,010,170.78	4.37
55.001% - 60.000%		58	27,132,033.93	6.58
60.001% - 65.000%		77	38,766,510.93	9.40
65.001% - 70.000%		139	73,702,365.89	17.88
70.001% - 75.000%		134	58,697,353.31	14.24
75.001% - 80.000%		372	157,608,301.18	38.23
80.001% - 85.000%		1	77,937.50	0.02
85.001% - 90.000%		9	2,615,311.90	0.63
90.001% - 95.000%		7	1,999,900.96	0.49

Total:		889	$412,294,988.01	100.00%

Minimum: 15.08%
Maximum: 95.00%
Weighted Average:	69.40%

Combined Loan To Value Ratio		COUNT	UPB	%

15.001% - 20.000%		1	$500,000.00	0.12%
20.001% - 25.000%		2	1,218,330.85	0.30
25.001% - 30.000%		5	1,945,976.43	0.47
30.001% - 35.000%		4	1,958,063.96	0.47
35.001% - 40.000%		11	6,099,929.13	1.48
40.001% - 45.000%		12	7,752,128.39	1.88
45.001% - 50.000%		18	9,543,715.99	2.31
50.001% - 55.000%		26	14,949,008.25	3.63
55.001% - 60.000%		55	25,552,914.52	6.20
60.001% - 65.000%		71	35,566,068.68	8.63
65.001% - 70.000%		124	63,756,446.36	15.46
70.001% - 75.000%		121	54,769,653.57	13.28
75.001% - 80.000%		276	121,539,623.35	29.48
80.001% - 85.000%		21	10,195,909.87	2.47
85.001% - 90.000%		84	35,483,836.45	8.61
90.001% - 95.000%		45	19,063,200.96	4.62
95.001% - 100.000%		13	2,400,181.25	0.58

Total:		889	$412,294,988.01	100.00%

Minimum: 15.08%
Maximum: 100.00%
Weighted Average:	72.12%

UBS Investment Bank Fixed Bid Stratification GROUP1

DTI		COUNT	UPB	%

<= 0.000%		2	$627,090.75	0.15%
1.001% - 6.000%		4	1,731,650.00	0.42
6.001% - 11.000%		14	7,411,812.96	1.80
11.001% - 16.000%		29	9,520,234.07	2.31
16.001% - 21.000%		83	36,401,003.94	8.83
21.001% - 26.000%		117	49,223,884.28	11.94
26.001% - 31.000%		128	56,309,448.24	13.66
31.001% - 36.000%		149	73,697,829.37	17.88
36.001% - 41.000%		137	66,634,687.84	16.16
41.001% - 46.000%		109	52,123,843.70	12.64
46.001% - 51.000%		99	49,533,337.70	12.01
51.001% - 56.000%		14	6,588,472.68	1.60
56.001% - 61.000%		2	1,216,692.50	0.30
61.001% - 66.000%		1	525,000.00	0.13
81.001% - 86.000%		1	750,000.00	0.18

Total:		889	$412,294,988.01	100.00%

Minimum: 0.000%
Maximum: 81.181%
Weighted Average:	33.522%

Geographic Concentration	COUNT	UPB	%

California	375	$188,211,496.62	45.65%
Virginia	65	31,681,872.76	7.68
Florida	62	27,242,546.99	6.61
Maryland	44	19,061,932.51	4.62
Arizona	43	17,879,986.62	4.34
New York	32	12,906,837.01	3.13
Georgia	27	12,787,374.00	3.10
Texas	17	7,745,947.44	1.88
Massachusetts	18	7,166,895.30	1.74
New Jersey	17	7,138,922.08	1.73
Nevada	20	6,739,515.61	1.63
Illinois	17	6,405,901.08	1.55
Washington	15	5,703,733.73	1.38
Tennessee	11	5,683,768.87	1.38
South Carolina	7	5,124,221.38	1.24
Colorado	12	4,951,992.86	1.20
Pennsylvania	10	4,914,055.01	1.19
North Carolina	11	4,861,737.04	1.18
Delaware	6	3,487,250.00	0.85
New Mexico	5	2,650,077.79	0.64
Utah	6	2,535,224.94	0.61
Minnesota	4	2,533,637.48	0.61
District Of Columbia	4	2,293,475.80	0.56
Montana	5	2,230,010.13	0.54
Oregon	6	2,145,405.24	0.52
Alabama	4	2,095,426.03	0.51
Wisconsin	4	1,937,473.42	0.47
Michigan	7	1,869,276.94	0.45
Connecticut	4	1,733,969.80	0.42
Missouri	4	1,559,469.05	0.38
Idaho	4	1,419,104.15	0.34
Rhode Island	3	1,265,000.00	0.31
New Hampshire	3	1,095,927.79	0.27
Arkansas	2	1,019,375.65	0.25
Indiana	3	860,326.29	0.21
Kentucky	1	580,000.00	0.14
South Dakota	1	561,828.86	0.14
Ohio	2	514,000.00	0.12
Iowa	1	499,048.69	0.12
Oklahoma	1	479,566.07	0.12
Louisiana	2	237,200.00	0.06
Mississippi	1	143,500.00	0.03
Maine	1	140,000.00	0.03
Kansas	1	110,677.00	0.03
West Virginia	1	90,000.00	0.02

Total:	889	$412,294,988.01	100.00%

UBS Investment Bank Fixed Bid Stratification GROUP1

North-South CA	COUNT	UPB	%

States Not CA	514	$224,083,491.39	54.35%
South CA	210	102,521,594.54	24.87
North CA	165	85,689,902.08	20.78

Total:	889	$412,294,988.01	100.00%

Zip Code Concentration	COUNT	UPB	%

90266	2	$2,997,786.26	0.73%
94114	4	2,844,500.00	0.69
96145	2	2,450,000.00	0.59
92692	4	2,399,092.84	0.58
92647	4	2,237,501.09	0.54
Other	873	399,366,107.82	96.86

Total:	889	$412,294,988.01	100.00%

Loan Purpose	COUNT	UPB	%

Cash Out Refi	377	$168,552,579.57	40.88%
Purchase	322	151,803,469.01	36.82
Rate & Term Refi	180	87,433,388.06	21.21
Construction to Perm	10	4,505,551.38	1.09

Total:	889	$412,294,988.01	100.00%

Document Type	COUNT	UPB	%

Full	615	$306,224,541.28	74.27%
Stated Income/Verified Assets	201	70,769,347.54	17.16
No Ratio	70	34,515,155.74	8.37
Express	2	743,852.71	0.18
No Doc	1	42,090.75	0.01

Total:	889	$412,294,988.01	100.00%

Property Type	COUNT	UPB	%

Single Family	640	$301,701,974.32	73.18%
Pud Detached	88	45,713,307.02	11.09
Pud	88	35,878,045.51	8.70
Condomimium	33	10,730,409.60	2.60
Low Rise Condo (2-4 floors)	15	7,754,825.28	1.88
Two Family	10	4,247,902.26	1.03
Pud Attached	7	3,013,140.65	0.73
Three Family	2	1,320,250.00	0.32
Coop	4	1,132,759.25	0.27
Four Family	2	802,374.13	0.19

Total:	889	$412,294,988.01	100.00%

Occupancy	COUNT	UPB	%

Owner Occupied	846	$394,704,808.22	95.73%
Second Home	37	15,540,240.20	3.77
Investor Occupied	6	2,049,939.59	0.50

Total:	889	$412,294,988.01	100.00%

Prepayment Penalty (Months)	COUNT	UPB	%

0.000	887	$411,313,429.01	99.76%
36.000	2	981,559.00	0.24

Total:	889	$412,294,988.01	100.00%

wa Term: 0.086

Balloon Flag	COUNT	UPB	%

Not a Balloon Loan	889	$412,294,988.01	100.00%

Total:	889	$412,294,988.01	100.00%

Silent 2nd	COUNT	UPB	%

N	699	$324,338,130.44	78.67%
Y	190	87,956,857.57	21.33

Total:	889	$412,294,988.01	100.00%

UBS Investment Bank Fixed Bid Stratification GROUP1

Lien Position	COUNT	UPB	%

1	889	$412,294,988.01	100.00%

Total:	889	$412,294,988.01	100.00%

Mortgage Ins.	COUNT	UPB	%

AMIC	1	$459,831.85	0.11%
MGIC	8	1,614,698.25	0.39
PMI Mortgage Insurance	2	672,769.71	0.16
Radian Guaranty	5	1,796,981.18	0.44
Triad Guaranty Insurance Co.	1	148,869.38	0.04
LTV <=80	872	407,601,837.65	98.86

Total:	889	$412,294,988.01	100.00%

% LTV > 80 NO MI: 0.00%

Originator	COUNT	UPB	%

American Home Mortgage	408	$163,964,634.58	39.77%
American Lending Group Inc	1	774,663.29	0.19
Crescent Mortgage Company	2	1,086,250.00	0.26
Downey Savings	11	4,274,058.66	1.04
EverBank	13	6,779,718.71	1.64
First Magnus	22	9,601,729.18	2.33
First Saving	1	624,000.00	0.15
Greenlight	14	5,802,477.58	1.41
HSBC	28	13,849,128.46	3.36
Mid-America	3	1,384,173.66	0.34
Meridian Residential Capital	1	400,312.50	0.10
Provident Bank	5	2,652,802.00	0.64
SunTrust Mortgage, Inc.	380	201,101,039.40	48.78

Total:	889	$412,294,988.01	100.00%

Servicer	COUNT	UPB	%

Cenlar	495	$205,535,716.29	49.85%
Downey	11	4,274,058.66	1.04
MIDAMERICA	3	1,384,173.66	0.34
Suntrust	380	201,101,039.40	48.78

Total:	889	$412,294,988.01	100.00%